UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2018

Viavi Solutions Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)
(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On July 25, 2018, Viavi Solutions Inc. (the “Company”) announced that it has extended the expiration time for the previously announced right of holders of its 0.625% Senior Convertible Notes due 2033 (the “Notes”) to surrender their Notes for purchase by the Company pursuant to their option (the “Put Option”) under the Indenture governing the Notes, dated as of August 21, 2013. The opportunity to surrender Notes for purchase pursuant to the Put Option, or validly withdraw Notes previously surrendered, now expires at 12:00 midnight, New York City time, at the end of the day on August 14, 2018 (as so extended, the “Expiration Date”). The Put Option was originally set to expire at 5:00 p.m., New York City time, on August 14, 2018. Except for the extension of the Expiration Date, all of the terms of the Put Option remain unchanged.
The foregoing description of the Put Option extension is only a summary and is qualified in its entirety by reference to the Amendment to Company Repurchase Notice, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the press release announcing the Put Option extension, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K, each of which is incorporated in this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Amendment to Company Repurchase Notice, dated July 25, 2018 (incorporated by reference to Exhibit (a)(1)(C) to the Company’s Amendment No. 1 to Schedule TO filed on July 25, 2018).
99.2	Press Release, dated July 25, 2018 (incorporated by reference to Exhibit (a)(5)(B) to the Company’s Amendment No. 1 to Schedule TO filed on July 25, 2018).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Amar Maletira
Amar Maletira
Chief Financial Officer

Dated: July 25, 2018